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EXHIBIT 10.12
                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, dated as of March 23, 2001 (this "Agreement"), is amongst PRECIS SMART CARD SYSTEMS, INC., an Oklahoma corporation ("Parent"), PRECIS-CAPELLA GROUP ACQUISITION, INC., a Texas corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), THE CAPELLA GROUP, INC., a Texas corporation (the "Company"), and the sole shareholders of the Company, namely Judith H. Henkels, John F. Luther, Mary L. Kelly, Bobby R. Rhodes, Leland S. Chaffin, Jr., Trust Under the Capella Group, Inc. IMR 2001 Bonus Plan and Trust Under the Capella Group, Inc. Employee 2001 Bonus Plan (collectively, the "Company Shareholders" or individually, the "Company Shareholder").

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to cause the Company to merge with and into Merger Sub upon the terms and subject to the conditions set forth herein;

            WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company and the Company Shareholders and the Parent as the sole shareholder of Merger Sub have each approved (as evidenced by their execution of this Agreement) the merger (the "Merger") of the Company with and into Merger Sub in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA"), and upon the terms and subject to the conditions set forth in this Agreement;

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and an inducement to the Company's willingness to enter into this Agreement, certain shareholders of Parent have entered into a Stockholder Agreement dated as of the date of this Agreement in the form attached as Exhibit A, pursuant to which such shareholders agreed to give the Board of Directors of the Company a proxy to vote all of the shares of capital stock of Parent that such shareholders own;

            WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

            WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a purchase acquisition of the Company by Parent under the purchase method of accounting for financial reporting purposes; and

            WHEREAS, pursuant to the Merger, the outstanding shares of the Company's Common Stock, par value $.001 per share (collectively, the "Common Shares" or each a "Common Share"), the outstanding shares of the Company's Participating Preferred Stock, par value $.001 per share (collectively, the "Participating Preferred Shares" or each a "Participating Preferred Share") and the outstanding shares of the Company's Redeemable Preferred Stock, par value $.001 per share (collectively, the "Redeemable Preferred Shares" or each a "Redeemable Preferred Share"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.6(a)), upon the terms and subject to the conditions set forth herein;


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            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company and the Company Shareholders hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

            SECTION 1.1 The Merger. (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the TBCA, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

            (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI at the offices of Dunn Swan & Cunningham, 2800 Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma (the "Closing"), unless another date, time or place is agreed to in writing by the parties to this Agreement.

            SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger as contemplated by the TBCA (the "Articles of Merger"), together with any required related certificates, with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, the TBCA (the time of such filing being the "Effective Time").

            SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            SECTION 1.4 Articles of Incorporation; By-Laws. (a) Articles of Incorporation. In all respects, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the TBCA and such Articles of Incorporation.

            (b) Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the TBCA, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

            SECTION 1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case


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until their respective successors are duly elected or appointed and qualified.
Furthermore, from and after the Effective Time and until completion of the issuance and delivery of the Contingent Shares (as defined in Section 1.6(a) below) to which the Company Shareholders become entitled to receive pursuant to
Section 1.6(a), Judith Henkels and her designee (the "Company Designees") shall serve as directors of Parent and the Board of Directors of Parent shall be comprised of no more than nine members, unless at least one of the Company Designees otherwise agree. In the event of the resignation or death of any of the Company Designees, a person designated by Judith Henkels (or her successors in interest if she shall be deceased) shall be named as a director of Parent to fill the vacancy created by such resignation or death. In addition, subsequent to the Effective Time, Parent and the Surviving Corporation and each of Judith
H. Henkels, John F. Luther, Mary L. Kelly, Bobby R. Rhodes and Leland S. Chaffin, Jr. shall enter into an employment agreement providing for employee compensation and benefits similar to the employee compensation and benefits being received by each of them from the Company immediately prior to the Effective Time.

            SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the Common Shares, Participating Preferred Shares or Redeemable Preferred Shares:

            (a) Conversion of Securities. The outstanding Common Shares, Participating Preferred Shares or Redeemable Preferred Shares shall be exchanged, in the aggregate, for the following number of shares of Parent Common Stock and the cash payments and notes described below (collectively, the "Merger Consideration"):

                  (A) At Closing, Parent shall: (i) issue and deliver to the
            Company Shareholders 2,775,000 shares of Parent Common Stock; (ii) pay and deliver in immediately available funds the principal sum of $2,000,000; (iii) issue and deliver promissory notes in the aggregate principal sum of $1,000,000 substantially in the form attached hereto as Exhibit B (the "Promissory Notes"); and (iv) pay and deliver in immediately available funds an amount equal to the Company's stockholders equity less intangible assets as of December 31, 2000, determined in accordance with the Company's audited financial statements as of such date and for the year then ended prepared in accordance with generally accepted accounting principles.

                  (B) Parent shall issue and deliver to the Company Shareholders one share of Parent Common Stock for each $1.00 that Adjusted Income Before Taxes (as defined below) of the Surviving Corporation for the year ended December 31, 2001 (assuming the Merger occurred on January 1, 2001) exceeds $1,275,000; provided, however, that in the event Adjusted Income Before Taxes exceeds $2,500,000, the number of shares of Parent Common Stock to be issued and delivered by Parent pursuant to this Subsection (B) shall be reduced by the lesser of
            (i) 25,000 shares of Parent Common Stock or (ii) one share of Parent Common Stock for each $4.00 of Adjusted Income Before Taxes in excess of $2,500,000. Any shares of Parent Common Stock to be issued and delivered to the Company Shareholders pursuant to subparagraph
            (B) of this Section 1.6(a) are referred to herein as the "Contingent Shares."

                  (C) For purposes of subparagraph (B) of this Section 1.6(a)
            and Section 5.12, the term "Adjusted Income Before Taxes" shall mean the net income before income tax expense for the year ended December 31, 2001 (determined in accordance with generally accepted accounting principles for financial reporting purposes under the rules and regulations of the U.S. Securities and Exchange Commission), plus: (i) if applicable, the amount of amortization, including goodwill, during the fiscal year attributable to the


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            acquisition of the Company by Parent pursuant to this Agreement;
            (ii) any expenses of Parent, including corporate overhead, allocated to the Surviving Corporation; (iii) the costs and expenses of the audit of the Company's financial statements for the years 2000 and 1999; (iv) any compensation expense recorded as a result of the issuance and delivery of Parent Common Stock to The Capella Group, Inc. IMR 2001 Bonus Plan or its beneficiaries pursuant to Section
            5.12 of this Agreement; and (v) any and all other expenses, including legal fees, incurred by the Company in connection with the Merger.

                  (D) As soon as reasonably practical following the
            determination of Adjusted Income Before Income Taxes of the Surviving Corporation for the year ended December 31, 2001, any issuances and deliveries of the Parent Common Stock pursuant to this
            Section 1.6(a) not made at Closing shall be made as soon as reasonably practicable following the applicable determination. All shares of Parent Common Stock to be issued and distributed to the Company Shareholders pursuant to this Section 1.6(a) shall be fully paid and non-assessable shares at the time of issuance, subject to adjustment pursuant to Section 1.6(e).

            (b) Cancellation. Omitted.

            (c) Assumption of Outstanding Stock Options and Warrants. Omitted.

            (d) Capital Stock of Merger Sub. Omitted.

            (e) Adjustments to Exchange Ratio. The number of shares of Parent Common Stock into which each outstanding Common Share, Redeemable Preferred Share or Participating Preferred Share is converted pursuant to this Section 1.6 shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock) with respect to Parent Common Stock having a record date after the date hereof and prior to the Effective Time.

            (f) Allocation of Merger Consideration. The Merger Consideration shall be allocated among the Company Shareholders on the basis of the number of Common Shares, Redeemable Preferred Shares or Participating Preferred Shares surrendered by each relative to the total number of Common Shares, Redeemable Preferred Shares and Participating Preferred Shares surrendered. The Merger Consideration shall be divided between the holders of Common Shares, holders of Redeemable Preferred Shares and holders of Participating Preferred Shares as follows:

                  (A) Holders of Participating Preferred Shares shall receive in the aggregate $990,800 of the cash portion of the Merger Consideration;

                  (B) Holders of Redeemable Preferred Shares shall receive in the aggregate 275,000 shares of Parent Common Stock; and

                  (C) Holders of Common Shares shall receive the remainder of the Merger Consideration.

            SECTION 1.7 Exchange of Certificates and Delivery of Merger Consideration. (a) The surrender of the Common Shares, Redeemable Preferred Shares and Participating Preferred Shares as herein provided shall be effected by delivery by the Company Shareholders at Closing of the certificates


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representing the Common Shares, Redeemable Preferred Shares and Participating
Preferred Shares, and such other instruments of surrender for exchange, duly executed, as Parent or Merger Sub shall reasonably deem necessary to vest in Parent on the Closing Date good and marketable title to the Common Shares, Redeemable Preferred Shares and Participating Preferred Shares, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever.

      (b) Delivery of Merger Consideration. At the Closing, Parent shall issue and deliver to the Company Shareholders, in exchange for the Common Shares, Redeemable Preferred Shares and Participating Preferred Shares, (i) a certificate or certificates registered in the name of each of the Company Shareholders representing that number of whole shares of Parent Common Stock that each of the Company Shareholders shall be entitled to receive on the basis set forth in Section 1.6(f) of this Agreement, (ii) the payments in immediately available funds to the Company Shareholders, in exchange for the Common Shares and Participating Preferred Shares, that each of the Company Shareholders shall be entitled to receive pursuant to Section 1.6(f) of this Agreement, and (iii) Promissory Notes payable to each of the Company Shareholders in the principal sum that each of the Company Shareholders shall be entitled to receive on the basis set forth in Section 1.6(f) of this Agreement. Immediately following the determination of the number of Contingent Shares that the holders of the Common Shares as a group are entitled to receive pursuant to Section 1.6(f) of this Agreement, Parent shall issue and deliver to the holders of the Common Shares, also in exchange for the Common Shares, a certificate or certificates registered in the name of each of the holders of the Common Shares representing that number of whole shares of Contingent Shares that each of the holders of the Common Shares shall be entitled to receive on the basis set forth in Section 1.6(f) of this Agreement.

      (c) Withholding Rights. Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Redeemable Preferred Shares or Participating Preferred Shares, such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares, Redeemable Preferred Shares or Participating Preferred Shares in respect of which such deduction and withholding was made by Parent.

            SECTION 1.8. Dissenting Shares. Omitted.

            SECTION 1.9 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock or Preferred Stock thereafter on the records of the Company.

            SECTION 1.10 No Further Ownership Rights in Company Capital Stock. The Merger Consideration delivered upon the surrender for exchange of Common Shares, Redeemable Preferred Shares or Participating Preferred Shares, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares, Redeemable Preferred Shares or Participating Preferred Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of such Common Shares, Redeemable Preferred Shares or Participating Preferred Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates evidencing Common Shares, Redeemable Preferred Shares or Participating Preferred Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

            SECTION 1.11 Lost, Stolen or Destroyed Certificates. Omitted.


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            SECTION 1.12 Taxes. It is intended by the parties hereto that the
Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

            SECTION 1.13 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub, the Company and the Company Shareholders will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

            SECTION 1.14 Material Adverse Effect. When used in connection with the Company or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of the Company or Parent and its subsidiaries, as the case may be, taken as a whole in the case of Parent and its subsidiaries.

            SECTION 1.15 Investment Intent. Omitted.

            SECTION 1.16 Company Shareholders Approval. Each of the Company Shareholders hereby covenants and agrees that he or she has read and has been fully advised by legal counsel as to the meaning and effect of this Agreement and the transactions to be effected by this Agreement, and that he or she hereby approves this Agreement and the transactions contemplated in this Agreement. By execution of this Agreement, (i) each of the Company Shareholders hereby votes all of the issued and outstanding shares of the Company Common Stock and Preferred Stock in favor of approval of this Agreement and the transactions contemplated in this Agreement and (ii) each of the Company Shareholders hereby consents to all corporate action required to consummate the transactions contemplated in this Agreement without the necessity for a meeting of the shareholders of the Company, to the extent and in the event shareholder approval shall be required for approval of this Agreement and the transactions contemplated in and to be effected by this Agreement.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company and the Company Shareholders hereby represent and warrant to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered by the Company to Parent (the "Company Disclosure Schedule"):

            SECTION 2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. The Company is in good


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standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions listed in Section 2.1 of the Company Disclosure Schedule, such jurisdictions being the only jurisdictions in which the location of the property and assets owned, operated or leased by the Company or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to the Parent complete and correct copies of the Company's Articles of Incorporation and Bylaws, as amended to and as in effect on the date hereof.

            SECTION 2.2 Capitalization. (a) The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock, par value $.001 per share, 1,000,000 shares of Company Redeemable Preferred Stock, par value $.001 per share and 1,000,000 shares of Company Participating Preferred Stock, par value $.001 per share. As of the date hereof, 1,000,000 shares of Company Common Stock are issued and outstanding, 990,800 shares of Company Participating Preferred Stock are issued and outstanding and 1,000,000 shares of Company Redeemable Preferred Stock are issued and outstanding.

            (b) All outstanding shares of Company Common Stock and Preferred Stock are validly issued and outstanding, fully paid and non-assessable, and there are no preemptive or similar rights in respect of the Company Common Stock or Preferred Stock. All outstanding shares of Company Common Stock and Preferred Stock were issued in compliance with all requirements of all applicable federal and state securities laws.

            SECTION 2.3 Subsidiaries. There are no entities of which the Company owns 10% or more of the outstanding voting securities or other equity interests, directly or indirectly through one or more intermediaries.

            SECTION 2.4 No Commitments to Issue Capital Stock. There are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which the Company is or may become obligated to authorize, issue or transfer any shares of its capital stock or any other equity interest. There are no agreements or understandings in effect among any of the stockholders of the Company or with any other Person and by which the Company is bound with respect to the voting, transfer, disposition or registration under the Securities Act of 1933, as amended (the "Securities Act") of any shares of capital stock of the Company.

            SECTION 2.5 Authorization; Execution and Delivery. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, including unanimous approval of this Agreement by the Company Shareholders as evidenced by their execution of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            SECTION 2.6 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit the Company to consummate the Merger or perform its obligations under this Agreement or (b) to prevent the termination of, or Material Adverse Effect on, any governmental right, privilege, authority, franchise, license, permit or certificate (collectively "Governmental Licenses") of the Company to enable the Company to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its

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business as presently provided and conducted, or to prevent any material loss or disadvantage to the Company's business, by reason of the Merger, except for (i) filing and recording of the Articles of Merger as required by the TBCA and an Agreement of Merger as required by the TBCA, and (ii) as set forth in Section
2.6 of the Company Disclosure Schedule.

            SECTION 2.7 No Conflict. Subject to compliance with the Governmental Licenses described in Section 2.6 of the Company Disclosure Schedule and obtaining the other consents and waivers that are set forth and described in
Section 2.7 of the Company Disclosure Schedule (the "Private Consents"), neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will
(i) conflict with, or result in a breach or violation of, any provision of the Articles of Incorporation (or similar organizational document) or bylaws of the Company; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which the Company or any of its properties or assets is a party or is subject; (iii) give rise to a declaration or imposition of any encumbrance upon any of the properties or assets of the Company; or (iv) impair the Company's business or adversely affect any Governmental License necessary to enable the Company to carry on its business as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

            SECTION 2.8 SEC Filings. The Company does not have a class of securities registered under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and does not have any obligation to file forms, reports or other documents with the United States Securities and Exchange Commission under such Act.

            SECTION 2.9 Financial Statements; Absence of Undisclosed Liabilities; Receivables. (a) The Company has heretofore delivered to Parent complete and correct copies of the audited balance sheet of the Company (the "Company Balance Sheet") at December 31, 2000 (the "Company Balance Sheet Date") and audited statements of income, cash flows and stockholders' equity of the Company for the fiscal year then ended, audited by Murrell Hall McIntosh & Co., P.L.L.P., independent certified public accountants (the "Company Financial Statements"), all of which have been prepared from the books and records of the Company in accordance with generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of the Company as at their respective dates and the results of the Company's operations and cash flows for the periods covered thereby. Such statements of income do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

            (b) Except as and to the extent reflected or reserved against on the Company Balance Sheet, the Company did not have, as of the Company Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the Company Balance Sheet Date, the Company has not incurred or suffered to exist any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise), except liabilities, debts and obligations incurred in the ordinary course of business, consistent with past practice, none of which will have a Material Adverse Effect. Since the Company Balance Sheet Date, there has been no material adverse change in the business, operations,

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assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of the Company, taken as a whole, and no event has occurred which is reasonably likely to cause any such material adverse change.

            (c) All receivables of the Company (including accounts receivable, loans receivable and advances) which are reflected in the Company Balance Sheet, and all such receivables which have arisen thereafter and prior to the Effective Time, have arisen or will have arisen only from bona fide transactions in the ordinary course of business and shall be fully collectible at the aggregate recorded amounts thereof (except to the extent of appropriate reserves therefor established in accordance with prior practice and GAAP) and are not and will not be subject to defense, counterclaim or offset.

            SECTION 2.10 Certain Other Financial Representations. Since the Company Balance Sheet Date, the Company's accounts payable have been accrued and paid in a manner consistent with the Company's prior practice.

            SECTION 2.11 Absence of Changes. Except as disclosed in the Company Financial Statements or as set forth in Section 2.11 of the Company Disclosure Schedule, since December 31, 2000, the Company has conducted its business only in the ordinary course and the Company has not:

            (a) amended or otherwise modified its Articles of Incorporation or Bylaws (or similar organizational document);

            (b) issued or sold or authorized for issuance or sale, or granted any options or warrants or amended or modified in any respect any previously granted option or warrant or made other agreements (other than this Agreement) of the type referred to in Section 2.4 with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or redeemed, purchased or otherwise acquired any of its or its parent's capital stock or agreed to do any of the foregoing (whether or not legally enforceable);

            (c) recorded or accrued any item of revenue, except as a result of the provision of services in the ordinary course of business and consistent with prior practice;

            (d) incurred any indebtedness for borrowed money, entered into any lease that should be capitalized in accordance with GAAP or subjected to any encumbrance or other restriction any of its properties, business or assets except encumbrances or other restrictions that could not reasonably be expected to have a Material Adverse Effect;

            (e) discharged or satisfied any encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company Balance Sheet as of December 31, 2000 and current liabilities incurred since that date in the ordinary course of business and consistent with prior practice;

            (f) sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the ordinary course of business;

            (g) canceled or compromised any debt or claim or waived or released any right of substantial value;

            (h) terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

            (i) made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid, agreed, or promised (in writing or otherwise) to pay, provide or modify, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay or any other benefit or perquisite of any other kind, to any director, officer, employee, salesman or agent of the Company except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14(a) of the Company Disclosure Schedule that were in effect as of December 31, 2000;

            (j) made any increase in or commitment (whether or not legally enforceable) to increase or communicated any intention to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any Company Plan (as defined in Section 2.14(a));

            (k) lost the employment services of a senior manager or other employee of equal or higher ranking;

            (l) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

            (m) instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to the Company or its properties or assets;

            (n) entered into any transaction, contract or commitment other than in the ordinary course of business;

            (o) changed any accounting practices, policies or procedures utilized in the preparation of the Company Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

            (p) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (o) of this Section 2.11.

            SECTION 2.12 Tax Matters. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the Internal

Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, including returns required in connection with any Company Plan (as defined in Section 2.14(a) of this Agreement).

            (b) The Company represents that, other than as disclosed in Section 2.12(b) of the Company Disclosure Schedule, the Company has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Company Balance Sheet). The Company has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and has paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves unless the failure to do so could not have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company that could have a Material Adverse Effect,
(i) there are no tax liens on any assets of the Company; (ii) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to the Company; (iv) there are no pending or, to the knowledge of the Company, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company; and (v) the Company has not requested any extension of time within which to file any currently unfiled Tax Returns. The accruals and reserves for Taxes (including deferred taxes) reflected in the Company Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.

            (c) The Company represents that, other than as disclosed in Section 2.12(c) of the Company Disclosure Schedule and other than with respect to items the inaccuracy of which could not have a Material Adverse Effect: (i) the Company has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than the Company;
(ii) the Company is not liable for Taxes of any Person other than the Company, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (iii) the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes; (iv) the Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (v) the Company is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; and (vi) the Company has not made an election nor is it required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of
Section 168 of the Code (or any corresponding provision of state, local or foreign law).

            SECTION 2.13 Relations with Employees. (a) Except as set forth in
Section 2.13(a) of the Company Disclosure Schedule:

                  (i) The Company has satisfactory relationships with its employees.

                  (ii) The Company is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any law, rule or regulation relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, and the Company is not or has not engaged in any unfair labor practices, except to the extent a failure to so comply could not, alone or together with any other failure, have a Material Adverse Effect.

                  (iii) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company does not have any obligation to negotiate any such collective bargaining agreement. There are no labor unions representing, purporting to represent or attempting to represent any employee of the Company.

                  (iv) There are no strikes, slowdowns or work stoppages pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened with respect to the employees of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the best of the knowledge of the Company and each of the Company Shareholders, been threatened. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of the knowledge of the Company and each of the Company Shareholders, no question concerning representation has been raised or threatened respecting the employees of the Company.

                  (v) To the best of the knowledge of the Company and each of the Company Shareholders, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Material Adverse Effect.

            (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company is not a contractor or subcontractor with obligations under any federal, state or local government contract.

            (c) Except as set forth in Section 2.13(c) of the Company Disclosure Schedule, the Company has not or could not have any material liability, whether absolute or contingent, including any obligations under any of the Company Plans described in Section 2.14 of this Agreement, with respect to any misclassification of a person as an independent contractor rather than as an employee.

            (d) Section 2.13(d) of the Company Disclosure Schedule contains a complete and correct list of all employment, management or other consulting agreements with any Persons employed or retained by the Company (including independent consultants), complete and correct copies of which have been delivered to Parent.

            SECTION 2.14 Benefit Plans. (a) As used in this Section 2.14, the following terms have the meanings set forth below.

      "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

      "Company Plan" means all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

      "Company VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

      "ERISA Affiliate" means, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under Code Section 414.

      "Multi-Employer Plan" has the meaning given in ERISA Section 3(37)(A).

      "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of Code Section 132.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

      "Plan" has the meaning given in ERISA Section 3(3).

      "Plan Sponsor" has the meaning given in ERISA Section 3(16)(B).

      "Qualified Plan" means any Plan that meets or purports to meet the requirements of Code Section 401(a).

      "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

      "VEBA" means a voluntary employees' beneficiary association under Code
Section 501(c)(9).

      "Welfare Plan" has the meaning given in ERISA Section 3(1).

            (b) (i) Section 2.14 of the Company Disclosure Schedule contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

                  (ii) Section 2.14 (b)(ii) of the Company Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                  (iii) Section 2.14 (b)(iii) of the Company Disclosure Schedule sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the

Company and the Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA Section 4221(e).

                  (iv) Section 2.14(b)(iv) of the Company Disclosure Schedule sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

                  (v) Section 2.14(b)(v) of the Company Disclosure Schedule sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

            (c) Company has delivered to Parent, or will deliver to Parent within ten days of the date of this Agreement:


                  (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

                  (ii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                  (iii) written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                  (iv) all registration statements filed with respect to any Company Plan;

                  (v) all insurance policies purchased by or to provide benefits under any Company Plan;

                  (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                  (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                  (viii) all notifications to employees of their rights under ERISA Section 601 et seq. and Code Section 4980B;

                  (ix) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                  (x) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 2.14;

                  (xi) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement;

                  (xii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Company that is a Qualified Plan; and

                  (xiii) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

            (d) Except as set forth in Section 2.14(d)(vi) of the Company Disclosure Schedule:

                  (i) The Company has performed all of its obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

                  (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to the Surviving Corporation.

                  (iii) The Company, with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the Code, and other applicable laws including the provisions of such laws expressly mentioned in this Section 2.14, and with any applicable collective bargaining agreement.

                        (A) No transaction prohibited by ERISA Section 406 and
            no "prohibited transaction" under Code Section 4975(c) have occurred with respect to any Company Plan.

                        (B) The Company has no liability to the IRS with respect
            to any Plan, including any liability imposed by Chapter 43 of the Code.

                        (C) The Company has no liability to the PBGC with
            respect to any Plan or any liability under ERISA Section 502 or
            Section 4071.

                        (D) All filings required by ERISA and the Code as to
            each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided.

                        (E) All contributions and payments made or accrued with
            respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under Code Section 162 or Section 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

                  (iv) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                  (v) Since January 2, 2001 there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

                  (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                  (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to the knowledge of the Company is threatened.

                  (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of Code Section 401(a).

                  (ix) Each Qualified Plan of the Company is qualified in form and operation under Code Section 401(a); each trust for each such Plan is exempt from federal income tax under Code Section 501(a). Each Company VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                  (x) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and Code Section 402.

                  (xi) No Company Plan is subject to Title IV of ERISA.

                  (xii) The Company has paid all amounts due to the PBGC pursuant to ERISA Section 4007.

                  (xiii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity or Company to liability under ERISA Section 4062(e), Section 4063, or Section 4064.

                  (xiv) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

                  (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

                  (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                  (xvii) The actuarial report for each Pension Plan of the Company and each ERISA Affiliate of the Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                  (xviii) Since the last valuation date for each Pension Plan of the Company and each ERISA Affiliate of the Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA Section 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                  (xix) No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

                  (xx) The Company has no knowledge of any facts or circumstances that may give rise to any liability of the Company, or Surviving Corporation to the PBGC under Title IV of ERISA.

                  (xxi) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                  (xxii) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Company, Parent, or the Surviving Corporation to a Multi-Employer Plan.

                  (xxiii) Neither the Company nor any ERISA Affiliate of the Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                  (xxiv) No Multi-Employer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                  (xxv) Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, the Company does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (xxvi) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                  (xxvii) The Company has complied with the provisions of ERISA
      Section 601 et seq. and Code Section 4980B.

                  (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under Code Section 280G or
      Section 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                  (xxix) The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit.

            SECTION 2.15 Title to Properties. Except as set forth in Section
2.15 of the Company Disclosure Schedule, the Company has good and indefeasible title to all of its properties and assets, free and clear of all encumbrances, except liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect, and except for encumbrances which secure indebtedness reflected in the Company Balance Sheet.

            SECTION 2.16 Compliance with Laws; Legal Proceedings. (a) The Company is not in violation of, or in default with respect to, any applicable law, statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect.

            (b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened, and there are no claims (including unasserted claims of which the Company is aware) against or relating to the Company or any of its properties, assets or businesses. There is no legal, administrative or other governmental proceeding or investigation pending or, to the best of the knowledge of the Company and each of the Company Shareholders, threatened against the Company, or any of its directors or officers, as such, that relates to this Agreement, the Merger or any of the transactions contemplated hereby. None of the items listed in Section 2.16(b) of the Company Disclosure Schedule could reasonably be expected to have a Material Adverse Effect. The Company has not been a defendant (either originally, by counter-claim or impleading) in any legal proceedings which have either been filed in the past two (2) fiscal years or are currently pending (all as set forth in Section 2.16(b) of the Company Disclosure Schedule). Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, none of the legal proceedings set forth in Section 2.16(b) of the Company Disclosure Schedule has had or, to the best of the knowledge of the Company and each of the Company Shareholders, will have a Material Adverse Effect.

            SECTION 2.17 Brokers. No broker, finder or investment advisor acted, directly or indirectly, as such for the Company or any shareholder of the Company in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of the Company or any shareholder of the Company.

            SECTION 2.18 Intellectual Property. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

            (b) Except as disclosed in Section 2.18(b) of the Company Disclosure Schedule or as could not reasonably be expected to have a Material Adverse
Effect: (i) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any patents, trademarks, service marks or copyrights owned by others ("Company Third-Party Intellectual Property Rights"); (ii) No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Company Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of Company Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the best of the knowledge of the Company and each of the Company Shareholders, have been threatened by any Person; or (iii) The Company does not know of any valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted;
(3) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or
(4) challenging the license or legally enforceable right to use of Company Third Party Intellectual Rights by the Company.

            (c) To the best of the knowledge of the Company and each of the Company Shareholders, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company.

            SECTION 2.19 Insurance. Except as set forth in Section 2.19 of the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company are with reputable insurers, provide adequate coverage for all normal risks incident to the Company's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards.

            SECTION 2.20 Contracts; etc. (a) Set forth on Section 2.20 of the Company Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which the Company is a party or by which Company or its properties or assets are bound:

            (i) each service or other similar type of agreement under which services are provided by any other Person to the Company which is material to the business of the Company taken as a whole;

            (ii) each agreement that restricts the operation of the business of the Company or the ability of the Company to solicit customers or employees;

            (iii) each operating lease (as lessor, lessee, sublessor or sublessee) that is material to the Company of any real or tangible personal property or assets;

            (iv) each agreement under which services are provided by the Company to any material customer;

            (v) each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

            (vi) each partnership, joint venture or similar agreement;

            (vii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock;

            (viii) each agreement to make unpaid capital expenditures in excess of $25,000;

            (ix) each agreement providing for accelerated or special payments as a result of the Merger, including any shareholder rights plan or other instrument commonly referred as a "poison pill."

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to this Section 2.20(a) has been previously delivered to Parent.

            (b) Each agreement, lease or other type of document required to be disclosed pursuant to Sections 2.13, 2.14 or 2.20(a) to which the Company is a party or by which the Company or its properties or assets are bound (collectively, the "Company Contracts"), except those Company Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Company Contracts, and, to the best of the knowledge of the Company and each of the Company Shareholders, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Company Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect. No existing or completed agreement to which the Company is a party is subject to renegotiation with any governmental body.

            SECTION 2.21 Permits, Authorizations, etc. Section 2.21 of the Company Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit of any governmental agencies, whether federal, state, local or foreign, necessary to enable the Company to own, operate and lease its properties and assets as and where such proper ties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted (collectively, the "Company Permits") or required to permit the continued conduct of such business following the Merger in the manner conducted on the date of this Agreement (indicating in each case whether or not the consent of any Person is required for the consummation of the transactions contemplated hereby). The Company has all necessary Company Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except for such Company Permits which could not reasonably be expected to have a Material Adverse Effect.

            SECTION 2.22 Environmental Matters. (a) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

            (i) "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, lien, demand, abatement or other order or direction (conditional or otherwise) by any governmental agency or entity or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects an the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substance, odor or audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Company or any activities or operations thereof; (b) the transportation, storage, treatment or disposal of Hazardous Substances in connection with any property owned, operated or leased by the Company or its operations or facilities; or (c) the violation, or alleged violation, of any Environmental Law or Environmental Permit of or from any governmental agency or entity relating to environmental matters connected with any property owned, leased or operated by the Company.

            (ii) "Environmental Law(s)" means all federal, state or local law (including common law), statute, ordinance, rule, regulation, code, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. ss. 1801 et seq., The Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. Section ss. ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. ss. 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. ss. 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss. ss. 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

            (iii) "Environmental Permits" means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.

            (iv) "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Laws.

            (v) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Substance into the Environment.

            (b) The Company has obtained all Environmental Permits required for its businesses and facilities except for such Environmental Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. The Company (i) is in compliance with all terms and conditions of its Environmental Permits and of any applicable Environmental Law, except for such failure to be in compliance that could not reasonably be expected to have Material Adverse Effect; (ii) has not received notice of any violation by or claim against the Company under any Environmental Law; and (iii) is not aware of any facts or circumstances related to its businesses and facilities likely to give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

            (c) There have been no Releases, or threatened Releases of any Hazardous Substances into, on or under any of the properties owned or operated (or formerly owned or operated) by the Company in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect.

            (d) The Company has not been identified as a potentially responsible party at any federal or state National Priority List ("Superfund") site, and the Company has not transported, disposed of, or arranged for the disposal of any Hazardous Substances.

            SECTION 2.23 Company Acquisitions. Section 2.23 of the Company Disclosure Schedule hereto contains a complete and correct list of all agreements ("Company Acquisition Agreements") executed by the Company pursuant to which the Company has acquired or agreed to acquire all or any part of the stock or assets (including any customer list) of any Person. A complete and correct copy of each of the Company Acquisition Agreements has been delivered to Parent. The Company does not have any further obligation or liability under any of the Company Acquisition Agreements or as a result of the transactions provided for therein, except as described in reasonable detail in Section 2.23 of the Company Disclosure Schedule.

            SECTION 2.24 Books and Records. All accounts, books, ledgers and official and other records prepared and kept by the Company have been kept and completed properly in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Such records of the Company are located at the Company's offices in Grande Prairie, Texas.

            SECTION 2.25 Interested Party Transactions. Except as set forth in
Section 2.25 of the Company Disclosure Schedule, since January 1, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the United States Securities and Exchange Commission.

            SECTION 2.26 Opinion of Financial Advisor. The Company has not been advised by a financial advisor regarding, as of the date hereof, the fairness of the Merger Consideration from a financial point of view to the Company Shareholders.

            SECTION 2.27 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company with respect to the Company and its Subsidiaries and their respective officers, directors, stockholders and other Affiliates (collectively, the "Company Information") for inclusion in the

Registration Statement (as defined in Section 3.27) shall not at the time the Registration Statement is declared effective by the U.S. Securities and Exchange Commission (the "SEC") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company Information supplied by the Company for inclusion in the proxy statement/prospectus (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") to be sent to the shareholders of Parent in connection with the meeting of the shareholders of Parent to consider the Merger (the "Parent Stockholders Meeting") will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Parent Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which it shall be omitted, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its officers, directors, stockholders or other Affiliates should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. The Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

            SECTION 2.28 Bank Accounts and Powers of Attorney. Section 2.28 of the Company Disclosure Schedule sets forth the name of each bank in which the Company has an account, lock box or safe deposit box, the number of each such account, lock box or safe deposit box and the names of the Persons authorized to draw thereon or have access thereto. Except as set forth on Section 2.28 of the Company Disclosure Schedule, no Person holds any power of attorney from the Company.

            SECTION 2.29 Certain Payments. Neither the Company nor any director, officer, agent, or employee thereof, or to the knowledge of the Company and each of the Company Shareholders, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any legal requirement, or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

            SECTION 2.30 Customers; Customer Relationships. Section 2.30 of the Company Disclosure Schedule sets forth a complete list of the 10 largest clients and customers of the Company for the year ended December 31, 2000, including the amounts they paid to the Company in such year and in the prior year. To the knowledge of the Company and each of the Company Shareholders, there are no facts or circumstances that are likely to result in the loss of any such client or customer of the Company or a material change in the relationship of the Company with any such client or customer.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

            Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company and to each of the Company Shareholders that, except as set forth in the written disclosure schedule delivered by Parent to the Company (the "Parent Disclosure Schedule"):

            SECTION 3.1 Corporate Organization. Each of Parent, Merger Sub and Foresight, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. Each of Parent, Merger Sub and Foresight, Inc. is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by Parent, Merger Sub and Foresight, Inc. or the nature of the business conducted by Parent, Merger Sub and Foresight, Inc. makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. Parent has heretofore delivered to the Company complete and correct copies of the Certificate of Incorporation and Bylaws of Parent and Articles of Incorporation and Bylaws of Merger Sub, as amended to and as in effect on the date hereof.

            SECTION 3.2 Capitalization. (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, par value $0.01 per share, and 2,000,000 shares of Parent Preferred Stock, par value $1.00 per share. As of the date hereof, 2,850,000 shares of Parent Common Stock and 166,667 shares of Series A Convertible shares of Parent Preferred Stock are issued and outstanding.

            (b) All outstanding shares of Parent Common Stock are validly issued and outstanding, fully paid and non-assessable and there are no preemptive or similar rights in respect of Parent Common Stock. All outstanding shares of Parent Common Stock were issued in compliance with all requirements of all applicable federal and state securities laws.

            (c) Section 3.2 of the Parent Disclosure Schedule sets forth a complete and correct list of (i) all stock options, including stock options granted under any Parent stock option plan, (ii) all warrants to purchase Parent Common Stock, and (iii) and other rights to receive Parent Common Stock indicating as to each holder thereof, the number of shares of Parent Common Stock subject thereto and the exercisability, exercise price and termination date therefor, if applicable.

            SECTION 3.3 Subsidiaries. (a) Merger Sub and Foresight, Inc. are the only subsidiaries of Parent.

            (b) Except as set forth in Section 3.3(b) of the Parent Disclosure Schedule, Parent, Merger Sub or Foresight, Inc. has good and valid title to all shares of its subsidiaries free and clear of all Encumbrances. All of the outstanding shares of capital stock of Merger Sub and Foresight, Inc. are validly issued, fully paid and non-assessable, and there are no preemptive or similar rights in respect of any shares of capital stock of Merger Sub or Foresight, Inc.

            SECTION 3.4 No Commitments to Issue Capital Stock. Except for the Stock Options, the Warrants and contract rights set forth in Section 3.4 of the Parent Disclosure Schedule, there are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which the Parent or any of its Subsidiaries is or may become obligated to authorize, issue or transfer any shares of its capital stock or any other equity interest. Except as set forth in Section 3.4 of the Parent Disclosure Schedule, there are no agreements or understandings in effect among any of the stockholders of Parent or any such Subsidiary or with any other Person and by which Parent or any such Subsidiary is bound with respect to the voting, transfer, disposition or registration under the Securities Act of any shares of capital stock of the Parent or any of its Subsidiaries.

            SECTION 3.5 Authorization; Execution and Delivery. Parent and Merger Sub each has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms. The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly reserved and authorized for issuance upon consummation of the Merger and when issued pursuant to and in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock.

            SECTION 3.6 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit Parent or Merger Sub to consummate the Merger or perform its obligations under this Agreement or (b) to prevent the termination of, or Material Adverse Effect on, any Governmental License of Parent or any of its Subsidiaries to enable Parent and its Subsidiaries to own, operate and lease their properties and assets as and where such properties and assets are owned, leased or operated and to provide its services or carry on its business, or to prevent any material loss or disadvantage to Parent's business, by reason of the Merger, except for (i) filing and recording of the Articles of Merger as required by the TBCA and (ii) as set forth in Section 3.6 of the Parent Disclosure Schedule.

            SECTION 3.7 No Conflict. Subject to compliance with any Governmental Licenses described in Section 3.7 of the Parent Disclosure Schedule and obtaining the Private Consents, neither the execution, delivery and performance of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the Certificate or Articles of Incorporation (or similar organizational document) or Bylaws of Parent or Merger Sub; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration or performance, under (whether or not after the giving of notice or lapse of time or both) any encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment or decree to which Parent or Merger Sub or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any encumbrance upon any of the properties or assets of Parent or Merger Sub; or
(iv) impair Parent's business or adversely affect any Governmental License necessary to enable Parent and Merger Sub to carry on their business as presently conducted, except, in the cases of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.8 SEC Filings. The Parent Common Stock is the only class or securities of Parent registered under the Exchange Act. Parent has filed all forms, reports or other documents required to be filed with the SEC (the "Parent SEC Reports") since its initial public offering of the Parent Common Stock on February 8, 2000. The Parent SEC Reports
(i) were prepared in accordance, and complied as of their respective dates in all material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent has filed with the SEC as exhibits to the Parent SEC Reports all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are correct and complete copies of such agreements, contracts and other documents or instruments. Merger Sub is not required to file any forms, reports or other documents with the SEC under the Exchange Act.

            SECTION 3.9 Financial Statements; Absence of Undisclosed Liabilities. (a) Parent has heretofore delivered to the Company complete and correct copies of the audited balance sheet of Parent (the "Parent Balance Sheet") at December 31, 2000 (the "Parent Balance Sheet Date") and audited statements of income, cash flows and stockholders' equity of Parent for the fiscal year then ended, audited by Murrell Hall McIntosh & Co., P.L.L.P., independent certified public accountants (collectively, the "Parent Financial Statements"), all of which have been prepared from the books and records of Parent in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of Parent as at their respective dates and the results of the Parent's operations and cash flows for the periods covered thereby. Such statements of income do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

            (b) Except as and to the extent reflected or reserved against on the Parent Balance Sheet, and except for liabilities which will not have a Material Adverse Effect, Parent did not have, as of the Parent Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the Parent Balance Sheet Date, Parent has not incurred or suffered to exist any liability, debt or obligation (whether absolute, accrued, contingent or otherwise), except liabilities, debts and obligations incurred in the ordinary course of business, consistent with past practice, none of which will have a Material Adverse Effect or incurred in connection with this Agreement and the transactions contemplated herein. Other than the transactions contemplated by this Agreement, since the Parent Balance Sheet Date, there has been no material adverse change in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries, taken as a whole, and no event has occurred which is reasonably likely to cause any such material adverse change.

            SECTION 3.10 Certain Other Financial Representations. Since the Parent Balance Sheet Date, the Parent's accounts payable have been accrued and paid in a manner consistent with the Parent's prior practice.

            SECTION 3.11 Absence of Changes. Except as disclosed in the Parent Financial Statements or as set forth in Section 3.11 of the Parent Disclosure Schedule, since December 31, 2000, Parent and its Subsidiaries have conducted their business only in the ordinary course and Parent has not:

            (a) amended or otherwise modified its Certificate of Incorporation or Bylaws (or similar organizational document);

            (b) issued or sold or authorized for issuance or sale, or granted any options or warrants or amended or modified in any respect any previously granted option or warrant or made other agreements (other than this Agreement) of the type referred to in Section 3.4 with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise or redeemed, purchased or otherwise acquired any of its or its parent's capital stock or agreed to do any of the foregoing (whether or not legally enforceable);

            (c) recorded or accrued any item of revenue, except as a result of the provision of services in the ordinary course of business and consistent with prior practice;

            (d) incurred any indebtedness for borrowed money, entered into any lease that should be capitalized in accordance with GAAP or subjected to any encumbrance or other restriction any of its properties, business or assets except encumbrances or other restrictions that could not reasonably be expected to have a Material Adverse Effect;

            (e) discharged or satisfied any encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on Parent Balance Sheet as of December 31, 2000 and current liabilities incurred since that date in the ordinary course of business and consistent with prior practice;

            (f) sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the ordinary course of business;

            (g) canceled or compromised any debt or claim or waived or released any right of substantial value;

            (h) terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License, or suffered any damage, destruction or loss (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;

            (i) made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid, agreed, or promised (in writing or otherwise) to pay, provide or modify, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay or any other benefit or perquisite of any other kind, to any director, officer, employee, salesman or agent of Parent or any of its Subsidiaries except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 3.11(a) of the Parent Disclosure Schedule that were in effect as of December 31, 2000;

            (j) made any increase in or commitment (whether or not legally enforceable) to increase or communicated any intention to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any Parent Plan (as defined in Section 3.14(a));

            (k) lost the employment services of a senior manager or other employee of equal or higher ranking;

            (l) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

            (m) instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to Parent or its properties or assets;

            (n) entered into any transaction, contract or commitment other than in the ordinary course of business;

            (o) changed any accounting practices, policies or procedures utilized in the preparation of Parent Financial Statements (including procedures with respect to revenue recognition, payment of accounts payable or collection of accounts receivable); or

            (p) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (o) of this Section 3.11.

            SECTION 3.12 Tax Matters. (a) Parent represents that, other than as disclosed in Section 3.12(a) of the Parent Disclosure Schedule, Parent has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Parent Balance Sheet). Parent has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and has paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which Parent is maintaining reserves unless the failure to do so could not have a Material Adverse Effect. Except as does not involve or would not result in liability to Parent that could have a Material Adverse Effect, (i) there are no tax liens on any assets of Parent; (ii) Parent has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to Parent; (iv) there are no pending or, to the knowledge of Parent, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of Parent; and (v) Parent has not requested any extension of time within which to file any currently unfiled Tax Returns. The accruals and reserves for Taxes (including deferred taxes) reflected in the Parent Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP.

            (b) Parent represents that, other than as disclosed in Section 3.12(b) of Parent Disclosure Schedule and other than with respect to items the inaccuracy of which could not have a Material Adverse Effect: (i) Parent has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than Parent; (ii) Parent is not liable for Taxes of any Person other than Parent, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by Parent with respect to Taxes; (iii) Parent is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes; (iv) Parent is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (v) Parent is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; and
(vi) Parent has not made an election nor is it required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

            SECTION 3.13 Relations with Employees. (a) Except as set forth in
Section 3.13 of the Parent Disclosure Schedule:

                  (i) Parent has satisfactory relationships with its employees in all material respects.

                  (ii) Parent is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including any law, rule or regulation relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, and Parent is not or has not engaged in any unfair labor practices, except to the extent a failure to so comply could not, alone or together with any other failure, have a Material Adverse Effect.

                  (iii) No collective bargaining agreement with respect to the business of Parent is currently in effect or being negotiated. Parent does not have any obligation to negotiate any such collective bargaining agreement. There are no labor unions representing, purporting to represent or attempting to represent any employee of Parent.

                  (iv) There are no strikes, slowdowns or work stoppages pending or, to the best of Parent's knowledge, threatened with respect to the employees of Parent, nor has any such strike, slowdown or work stoppage occurred or, to the best of Parent's knowledge, been threatened. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of Parent's knowledge, no question concerning representation has been raised or threatened respecting the employees of Parent.

                  (v) To the best of Parent's knowledge, no charges with respect to or relating to the business of Parent are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, which could reasonably be expected to have a Material Adverse Effect.

            (b) Except as set forth in Section 3.13(b) of Parent Disclosure Schedule, Parent is not a contractor or subcontractor with obligations under any federal, state or local government contract.

            (c) Except as set forth in Section 3.13(c) of Parent Disclosure Schedule, Parent has not or could not have any material liability, whether absolute or contingent, including any obligations under any of the Parent Plans described in Section 3.14 of the Parent Disclosure Schedule, with respect to any misclassification of a person as an independent contractor rather than as an employee.

            (d) Section 3.13(d) of Parent Disclosure Schedule contains a complete and correct list of all employment, management or other consulting agreements with any Persons employed or retained by Parent (including independent consultants), complete and correct copies of which have been delivered to the Company.

            SECTION 3.14 Benefit Plans. (a) As used in this Section 3.14, the following terms have the meanings set forth below.

      "Parent Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Parent or an ERISA Affiliate of Parent.

      "Parent Plan" means all Plans of which Parent or an ERISA Affiliate of Parent is or was a Plan Sponsor, or to which Parent or an ERISA Affiliate of Parent otherwise contributes or has contributed, or in which Parent or an ERISA Affiliate of Parent otherwise participates or has participated. All references to Plans are to Parent Plans unless the context requires otherwise.

      "Parent VEBA" means a VEBA whose members include employees of Parent or any ERISA Affiliate of Parent.

      "ERISA Affiliate" means, with respect to Parent, any other person that, together with Parent, would be treated as a single employer under Code Section 414.

            (b) (i) Section 3.14 of Parent Disclosure Schedule contains a complete and accurate list of all Parent Plans, Parent Other Benefit Obligations, and Parent VEBAs, and identifies as such all Parent Plans that are
(A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or
(D) Multi-Employer Plans.

                  (ii) Section 3.14 (b)(ii) of Parent Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of Parent, and
(B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                  (iii) Section 3.14 (b)(iii) of Parent Disclosure Schedule sets forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of Parent and Parent's other ERISA Affiliates, calculated according to information made available pursuant to ERISA Section 4221(e).

                  (iv) Section 3.14(b)(iv) of Parent Disclosure Schedule sets forth a calculation of the liability of Parent for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether Parent is required by this Statement to disclose such information.

                  (v) Section 3.14(b)(v) of Parent Disclosure Schedule sets forth the financial cost of all obligations owed under any Parent Plan or Parent Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

            (c) Parent has delivered to the Company, or will deliver to the Company within ten days of the date of this Agreement:

                  (i) all documents that set forth the terms of each Parent Plan, Parent Other Benefit Obligation, or Parent VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Parent Plans for which Parent is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Parent Plans, Parent Other Benefit Obligations, and Parent VEBAs for which a plan description or summary plan description is not required;

                  (ii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Parent and the ERISA Affiliates of Parent, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                  (iii) written description of any Parent Plan or Parent Other Benefit Obligation that is not otherwise in writing;

                  (iv) all registration statements filed with respect to any Parent Plan;

                  (v) all insurance policies purchased by or to provide benefits under any Parent Plan;

                  (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Parent Plan, Parent Other Benefit Obligation, or Parent VEBA;

                  (vii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Parent Plan, Parent Other Benefit Obligation, or Parent VEBA;

                  (viii) all notifications to employees of their rights under ERISA Section 601 et seq. and Code Section 4980B;

                  (ix) the Form 5500 filed in each of the most recent three plan years with respect to each Parent Plan, including all schedules thereto and the opinions of independent accountants;

                  (x) all notices that were given by Parent or any ERISA Affiliate of Parent or any Parent Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.14;

                  (xi) all notices that were given by the IRS, the PBGC, or the Department of Labor to Parent, any ERISA Affiliate of Parent, or any Parent Plan within the four years preceding the date of this Agreement;

                  (xii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of Parent that is a Qualified Plan; and

                  (xiii) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

            (d) Except as set forth in Section 3.14(d)(vi) of Parent Disclosure
Schedule:

                  (i) Parent has performed all of its obligations under all Parent Plans, Parent Other Benefit Obligations, and Parent VEBAs. Parent has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

                  (ii) No statement, either written or oral, has been made by Parent to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to Parent or to the Surviving Corporation.

                  (iii) Parent, with respect to all Parent Plans, Parent Other Benefit Obligations, and Parent VEBAs, is, and each Parent Plan, Parent Other Benefit Obligation, and Parent VEBA is, in full compliance with ERISA, the Code, and other applicable laws including the provisions of such laws expressly mentioned in this Section 3.14, and with any applicable collective bargaining agreement.

                        (A) No transaction prohibited by ERISA Section 406 and
            no "prohibited transaction" under Code Section 4975(c) have occurred with respect to any Parent Plan.

                        (B) Parent has no liability to the IRS with respect to
            any Plan, including any liability imposed by Chapter 43 of the Code.

                        (C) Parent has no liability to the PBGC with respect to
            any Plan or any liability under ERISA Section 502 or Section 4071.

                        (D) All filings required by ERISA and the Code as to
            each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided.

                        (E) All contributions and payments made or accrued with
            respect to all Parent Plans, Parent Other Benefit Obligations, and Parent VEBAs are deductible under Code Section 162 or Section 404. No amount, or any asset of any Parent Plan or Parent VEBA, is subject to tax as unrelated business taxable income.

                  (iv) Each Parent Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                  (v) Since January 2, 2001 there has been no establishment or amendment of any Parent Plan, Parent VEBA, or Parent Other Benefit Obligation.

                  (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Parent Plans and Parent Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                  (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Parent Plan, Parent Other Benefit Obligation, or Parent VEBA is pending or, to the knowledge of Parent is threatened.

                  (viii) No Parent Plan is a stock bonus, pension, or profit-sharing plan within the meaning of Code Section 401(a).

                  (ix) Each Qualified Plan of Parent is qualified in form and operation under Code Section 401(a); each trust for each such Plan is exempt from federal income tax under Code Section 501(a). Each Parent VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                  (x) Parent and each ERISA Affiliate of Parent has met the minimum funding standard, and has made all contributions required, under ERISA Section 302 and Code Section 402.

                  (xi) No Parent Plan is subject to Title IV of ERISA.

                  (xii) Parent has paid all amounts due to the PBGC pursuant to ERISA Section 4007.

                  (xiii) Neither Parent nor any ERISA Affiliate of Parent has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject any entity or Parent to liability under ERISA Section 4062(e), Section 4063, or Section 4064.

                  (xiv) Neither Parent nor any ERISA Affiliate of Parent has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Parent Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA Section 4042 for the termination of, or the appointment of a trustee to administer, any Parent Plan.

                  (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA Section 307 or Code Section 401(a)(29).

                  (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Parent Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                  (xvii) The actuarial report for each Pension Plan of Parent and each ERISA Affiliate of Parent fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                  (xviii) Since the last valuation date for each Pension Plan of Parent and each ERISA Affiliate of Parent, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA Section 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                  (xix) No reportable event (as defined in ERISA Section 4043 and in regulations issued thereunder) has occurred.

                  (xx) Parent has no knowledge of any facts or circumstances that may give rise to any liability of Parent, or Surviving Corporation to the PBGC under Title IV of ERISA.

                  (xxi) Neither Parent nor any ERISA Affiliate of Parent has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                  (xxii) Neither Parent nor any ERISA Affiliate of Parent has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Company, Parent, or the Surviving Corporation to a Multi-Employer Plan.

                  (xxiii) Neither Parent nor any ERISA Affiliate of Parent has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                  (xxiv) No Multi-Employer Plan to which Parent or any ERISA Affiliate of Parent contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                  (xxv) Except to the extent required under ERISA Section 601 et seq. and Code Section 4980B, Parent does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (xxvi) Parent has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                  (xxvii) Parent has complied with the provisions of ERISA
      Section 601 et seq. and Code Section 4980B.

                  (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of Parent will be non-deductible to Parent or subject to tax under Code Section 280G or Section 4999; nor will Parent be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                  (xxix) The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit.

            SECTION 3.15 Title to Properties. Except as set forth in Section
3.15 of Parent Disclosure Schedule, each of Parent and its Subsidiaries has good and indefeasible title to all of its properties and assets, free and clear of all encumbrances, except liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a Material Adverse Effect, and except for encumbrances which secure indebtedness reflected in Parent Balance Sheet.

            SECTION 3.16 Compliance with Laws; Legal Proceedings. (a) Neither Parent nor any of its Subsidiaries is in violation of, or in default with respect to, any applicable statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, including any federal state or local law regarding or relating to trespass or violations of privacy rights, which violation or default could reasonably be expected to have a Material Adverse Effect.

            (b) Except as set forth in Section 3.13(b) of the Parent Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of Parent's knowledge, threatened, and there are no claims (including unasserted claims of which Parent is aware) against Parent or Merger Sub or any of their respective properties, assets or businesses. There is no legal, administrative or other governmental proceeding or investigation pending or, to the best of the knowledge of Parent, threatened against the Parent or its Subsidiaries or any of their directors or officers, as such, that relate to this Agreement, the Merger or the other transactions contemplated hereby. None of the items listed in Section 3.16(b) of Parent Disclosure Schedule could reasonably be expected to have a Material Adverse Effect. Parent has not been a defendant (either originally, by counter-claim or impleading) in any legal proceedings which have either been filed in the past two (2) fiscal years or are currently pending (all as set forth in Section 3.16(b) of Parent Disclosure Schedule). Except as set forth in Section 3.16(b) of Parent Disclosure Schedule, none of the legal proceedings set forth in
Section 3.16(b) of Parent Disclosure Schedule has had or, to the best of Parent's knowledge, will have a Material Adverse Effect.

            SECTION 3.17 Brokers. Except as set forth in Section 3.17 of Parent Disclosure Schedule, no broker, finder or investment advisor acted directly or indirectly as such for Parent, Merger Sub or any shareholder of Parent in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of Parent, Merger Sub or any shareholder of Parent.

            SECTION 3.18 Intellectual Property. (a) Parent owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Parent as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect.

            (b) Except as disclosed in Section 3.18(b) of Parent Disclosure Schedule or as could not reasonably be expected to have a Material Adverse
Effect: (i) Parent is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Parent is a party and pursuant to which Parent is authorized to use any patents, trademarks, service marks or copyrights owned by others ("Parent Third-Party Intellectual Property Rights"); (ii) No claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Parent or Merger Sub (the "Parent Intellectual Property Rights"), any trade secret material to Parent, or Parent Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of Parent Third Party Intellectual Property Rights by or through Parent, are currently pending or, to the best of Parent's knowledge, have been threatened by any Person; or (iii) Parent does not know of any valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by Parent infringes on any copyright, patent, trademark, service mark or trade secret; (2) against the use by Parent of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Parent as currently conducted or as proposed to be conducted; (3) challenging the ownership, validity or effectiveness of any of Parent Intellectual Property Rights or other trade secret material to Parent; or (4) challenging the license or legally enforceable right to use of Parent Third Party Intellectual Rights by Parent.

            (c) To the best of Parent's knowledge, there is no material unauthorized use, infringement or misappropriation of any of Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent.

            SECTION 3.19 Insurance. Except as set forth in Section 3.19 of the Parent Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by Parent are with reputable insurers, provide adequate coverage for all normal risks incident to Parent's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards.

            SECTION 3.20 Contracts; etc. (a) Set forth on Section 3.20 of Parent Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments, both oral and written, to which Parent is a party or by which Parent or its properties or assets are bound:

            (i) each service or other similar type of agreement under which services are provided by any other Person to Parent which is material to the business of Parent taken as a whole;

            (ii) each agreement that restricts the operation of the business of Parent or the ability of Parent to solicit customers or employees;

            (iii) each operating lease (as lessor, lessee, sublessor or sublessee) that is material to Parent taken as a whole of any real or tangible personal property or assets;

            (iv) each agreement under which services are provided by Parent to any material customer;

            (v) each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Parent), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

            (vi) each partnership, joint venture or similar agreement;

            (vii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of Parent's capital stock;

            (viii) each agreement to make unpaid capital expenditures in excess of $25,000;

            (ix) each agreement providing for accelerated or special payments as a result of the Merger, including any shareholder rights plan or other instrument commonly referred as a "poison pill."

A complete and correct copy of each written agreement, lease or other type of document, and a true, complete and correct summary of each oral agreement, lease or other type of document, required to be disclosed pursuant to this Section 3.20(a) has been previously delivered to the Company.

            (b) Each agreement, lease or other type of document required to be disclosed pursuant to Sections 3.13, 3.14 or 3.20(a) to which Parent is a party or by which Parent or its properties or assets are bound (collectively, the "Parent Contracts"), except those Parent Contracts the loss of which could reasonably be expected to not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by Parent in accordance with its terms. Parent is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Parent Contracts, and, to the best of Parent's knowledge, no other party to any of the Parent Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Parent Contracts, where such breach or default could reasonably be expected to have a Material Adverse Effect. No existing or completed agreement to which Parent is a party is subject to renegotiation with any governmental body.

            SECTION 3.21 Permits, Authorizations, etc. Section 3.21 of Parent Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, certificate, order or other permit of any governmental agencies, whether federal, state, local or foreign, necessary to enable Parent and each of its Subsidiaries to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide service and carry on its business as presently provided and conducted (collectively, the "Parent Permits") or required to permit the continued conduct of such business following the Merger in the manner conducted on the date of this Agreement (indicating in each case whether or not the consent of any Person is required for the consummation of the trans actions contemplated hereby). Parent and its Subsidiaries have all necessary Parent Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except for such Parent Permits which could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.22 Environmental Matters. (a) Parent and each of its Subsidiaries has obtained all Environmental Permits that are required for the lawful operation of its business except for such Environmental Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. Parent and its Subsidiaries (i) are in compliance with all terms and conditions of their Environmental Permits and are in compliance with and not in default under any applicable Environmental Law, except for such failure to be in compliance that could not reasonably be expected to have Material Adverse Effect, and (ii) have not received written notice of any material violation by or material claim against Parent under any Environmental Law.

            (b) There have been no Releases or threatened Releases of any Hazardous Substances (i) into, on or under any of the properties owned or operated (or formerly owned or operated) by Parent or any such Subsidiary in such a way as to create any liability (including the costs of investigation or remediation) under any applicable Environmental Law that could reasonably be expected to have a Material Adverse Effect.

            (c) Parent has not been identified as a potentially responsible party at any federal or stated National Priority List ("superfund") site.

            SECTION 3.23 Parent Acquisitions. Section 3.23 of Parent Disclosure Schedule hereto contains a complete and correct list of all agreements ("Parent Acquisition Agreements") executed by Parent pursuant to which Parent has acquired or agreed to acquire all or any part of the stock or assets

(including any customer list) of any Person. A complete and correct copy of each of the Parent Acquisition Agreements has been delivered to the Company. Parent does not have any further obligation or liability under any of the Parent Acquisition Agreements or as a result of the transactions provided for therein, except as described in reasonable detail in Section 3.23 of Parent Disclosure Schedule.

            SECTION 3.24 Books and Records. All accounts, books, ledgers and official and other records prepared and kept by Parent and Merger Sub have been properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. Such records of Parent and Merger Sub are located at Parent's offices in Oklahoma City and Norman, Oklahoma.

            SECTION 3.25 Interested Party Transactions. Except as set forth in
Section 3.25 of Parent Disclosure Schedule, since January 1, 1999, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

            SECTION 3.26 Opinion of Financial Advisor. Parent has not been advised by a financial advisor regarding, as of the date hereof, the fairness of the Merger Consideration from a financial point of view to Parent's shareholders.

            SECTION 3.27 Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.27, the registration statement (the "Registration Statement") pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information with respect to Parent and its officers, directors, shareholders and other Affiliates (collectively, the "Parent Information") included in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Parent Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which it shall be omitted, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its respective Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company. The Proxy Statement/Prospectus shall comply in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any Company Information which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.

            SECTION 3.28 Bank Accounts and Powers of Attorney. Section 3.28 of Parent Disclosure Schedule sets forth the name of each bank in which Parent has an account, lock box or safe deposit box, the number of each such account, lock box or safe deposit box and the names of the Persons authorized to draw thereon or have access thereto. Except as set forth on Section 3.28 of Parent Disclosure Schedule, no Person holds any power of attorney from Parent.

            SECTION 3.29 Certain Payments. Neither Parent, Merger Sub nor any director, officer, agent, or employee thereof, or to the knowledge of Parent, any other Person associated with or acting for or on behalf of Parent, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Parent or any affiliate of Parent, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Parent.

            SECTION 3.30 Customers; Customer Relationships. Section 3.30 of Parent Disclosure Schedule sets forth a complete list of the 10 largest clients and customers of Parent in each of the years ended December 31, 2000 and 1999, including the amounts they paid to Parent in such years. To the knowledge of Parent, there are no facts or circumstances that are likely to result in the loss of any such client or customer of Parent or a material change in the relationship of Parent with any such client or customer.

            SECTION 3.31 Ownership of Merger Sub; No Prior Activities. (a) Merger Sub is a direct, wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

            (b) As of the date hereof and the Effective Time, expect for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and expect for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

            SECTION 4.1 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business only in, and shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees, agents and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

            (a) amend or otherwise change the Company's Articles of Incorporation or Bylaws;

            (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Affiliates;

            (c) sell, transfer, lease to others or otherwise dispose of or subject to any encumbrance any material assets or properties of the Company or purchase, lease from others or otherwise acquire any material assets or properties (except for (i) purchases or sales of assets in the ordinary course of business and in a manner consistent with past practice,
      (ii) dispositions of obsolete or worthless assets, and (iii) purchases or sales of immaterial assets not in excess of $20,000);

            (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Person to purchase, repurchase, redeem or otherwise acquire, any of its securities, including shares of Company Common Stock or Preferred Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock or Preferred Stock;

            (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under the Company's existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.1 of the Company Disclosure Schedule for the Company; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

            (f) make any change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman or agent of the Company except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14(a) of the Company Disclosure Schedule that were in effect as of the date of this Agreement or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

            (g) take any action to change accounting practices, policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

            (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the Company Financial Statements;

            (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction when due, in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company Financial Statements or incurred after December 31, 2000 in the ordinary course of business and consistent with past practice;

            (j) enter into any transaction, contract or commitment other than in the ordinary course of business; or

            (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants herein.

            SECTION 4.2 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, except as set forth in Section 4.2 of the Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its Subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or Merger Sub or Parent's other Subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or cause or allow any of Parent's Subsidiaries to do or propose to do, or propose to do, any of the following without the prior written consent of the Company:

            (a) amend or otherwise change Parent's Certificate of Incorporation or Bylaws;

            (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Parent, Merger Sub or any of their Affiliates, except for the issuance of shares of Parent Common Stock issuable upon the exercise of the Stock Options and Warrants and other commitments listed in
      Section 3.2 of the Parent Disclosure Schedule;

            (c) sell, transfer, lease to others or otherwise dispose of or subject to any encumbrance any material assets or properties owned by it or purchase, lease from others or otherwise acquire any material assets or properties (except for (i) purchases or sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) purchases or sales of immaterial assets not in excess of $20,000);

            (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Person to purchase, repurchase, redeem or otherwise acquire, any of its securities, including shares of Parent Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Parent Common Stock;

            (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under its existing credit facilities or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of the amount set forth in Section 4.2 of the Parent Disclosure Schedule for Parent and its Subsidiaries taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.2(e);

            (f) make any change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman or agent of Parent or its Subsidiaries except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 3.14(a) of Parent Disclosure Schedule that were in effect as of the date of this Agreement or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

            (g) take any action to change accounting practices, policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

            (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in Parent Financial Statements;

            (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction when due, in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in Parent Financial Statements or incurred after December 31, 2000, in the ordinary course of business and consistent with past practice;

            (j) enter into any transaction, contract or commitment other than in the ordinary course of business; or

            (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (j) above, or any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent and Merger Sub from performing or cause Parent and Merger Sub not to perform its covenants herein.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

            SECTION 5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, and after the furnishing by the Company and Parent of all information required to be contained therein (which each agrees to do as promptly as practicable after the date hereof), Parent shall file with the SEC a Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall include the Proxy Statement/Prospectus relating to the adoption of this Agreement and approval of the transactions contemplated in this Agreement by the shareholders of Parent and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and such recommendation shall not be withdrawn, modified or changed in a manner adverse to Company.

            SECTION 5.2 Shareholder Approval. The Company Shareholders by execution of this Agreement hereby approve the Merger in all respects as contemplated in this Agreement. Parent shall call the Parent Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger, and Parent shall use its reasonable best efforts to hold the Parent Stockholders Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Parent shall solicit from its shareholders proxies in favor of approval of the Merger and this Agreement, shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval and shall not take any action that could reasonably be expected to prevent the vote or consent of shareholders in favor of such approval.

            SECTION 5.3 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential.

            SECTION 5.4 Consents; Approvals. The Company and Parent shall each use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement/Prospectus or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement.

            SECTION 5.5 Agreements with Respect to Affiliates. Upon execution of this Agreement, the Company shall deliver to Parent a letter (the "Affiliate Letter") identifying all Persons who are, on the Effective Date anticipated to be "Affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"). The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, on or before filing of the definitive Proxy Statement/Prospectus with the SEC a written agreement (an "Affiliate Agreement") in connection with restrictions on Affiliates under Rule 145 in form mutually agreeable to the Company and Parent.

            SECTION 5.6 Indemnification and Insurance. (a) The Bylaws and Articles of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Bylaws and Articles of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company, unless such modification is required after the Effective Time by law.

            (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or Bylaws, indemnify and hold harmless each present and former director or officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Actions"), (x) arising out of or pertaining to the transactions contemplated by this Agreement, or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Articles of Incorporation or Bylaws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of three years after the Effective Time; provided, however, that, in the event that any claim or claims for indemnification are asserted or made within such three-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. In the event of any such Action (whether arising before or after the Effective Time), the Indemnified Parties shall promptly notify the Surviving Corporation in writing, and the Surviving Corporation shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Parties. The Indemnified Parties shall have the right to employ separate counsel in any such Action and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless (a) the Surviving Corporation has agreed to pay such fees and expenses,
(b) the Surviving Corporation shall have failed to assume the defense of such Action or (c) the named parties to any such Action (including any impleaded parties) include both the Surviving Corporation and the Indemnified Parties and such Indemnified Parties shall have been reasonably advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Parties which are in conflict with those available to the Surviving Corporation. In the event such Indemnified Parties employ separate counsel at the expense of the Surviving Corporation pursuant to clauses (b) or (c) of the previous sentence, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation; (ii) the Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single Action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Party with respect to whom such a conflict exists (or group of such Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction; (iii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; and (iv) the Surviving Corporation will cooperate in the defense of any such Action. The

Surviving Corporation shall not be liable for any settlement of any such Action effected without its written consent.

            (c) The provisions of this Section 5.6 shall survive the consummation of the Merger at the Effective Time, are intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

            SECTION 5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(b) or 6.3(b) unless the failure to give such notice results in material prejudice to the other party.

            SECTION 5.8 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company. Each of Parent, Merger Sub and the Company shall use its commercially reasonable efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

            SECTION 5.9 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used all reasonable efforts to consult with the other party.

            SECTION 5.10 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

            SECTION 5.11 No Solicitation. Upon execution of this Agreement, Parent, the Company and the Company Shareholders do not have, or shall immediately terminate, any discussions with any third party concerning an Alternative Acquisition (as defined below). From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent, the Company and the Company Shareholders shall not, and shall not permit any officer, director, employee, affiliate, investment banker or other agent or other representative of Parent or the Company to, directly or indirectly, other than in connection with the performance and consummation of the transactions contemplated in this Agreement,
(1) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by Parent or the Company, such other Person or otherwise) or take any other action intended or designed to facilitate the efforts of any Person relating to the possible acquisition of the Company or Parent (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, being referred to as an "Alternative Acquisition"), (2) provide information with respect to Parent or the Company to any Person relating to a possible Alternative Acquisition by any Person, (3) enter into an agreement with any Person providing for a possible Alternative Acquisition, or (4) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person.

            SECTION 5.12 Incentive Plan. Parent and the Company agree that on or before March 31, 2002, but effective December 31, 2001, Parent shall issue and deliver to The Capella Group, Inc. IMR 2001 Bonus Plan (the "IMR Plan") the number of shares of Parent Common Stock equal to the lesser of (i) 25,000 shares of Parent Common Stock or (ii) one share of Parent Common Stock for each $4.00 of Adjusted Income Before Taxes in excess of $2,500,000. Parent shall take the necessary steps to cause the shares of Parent Common Stock issued to the IMR Plan be registered for issuance under the Securities Act.

            SECTION 5.13 Designation of Parent Common Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to this Agreement to be designated, upon official notice of issuance, on Nasdaq SmallCap Market prior to the Effective Time.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

            SECTION 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC.

            (b) Approval of Shareholders of Parent. The shareholders of Parent shall have approved the Merger.

            (c) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its Subsidiaries of all or a material portion of the business or assets of Parent or Merger Sub, or (iii) compelling or seeking to compel Parent or Merger Sub to dispose of or hold separate all or any material portion of the business or assets of Parent or the Surviving Corporation, as a result of the Merger or the transactions contemplated by this Agreement.

            (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

            (e) Designation. The shares of Parent Common Stock issuable in the Merger and pursuant to this Agreement shall have been designated on the Nasdaq SmallCap Market upon official notice of issuance.

            (f) Amendment of the Precis/Foresight Merger Agreement. Parent, Foresight, Inc., Paul A. Kruger and Mark R. Kidd shall have executed the Third Amendment of Agreement and Plan of Merger, attached to this Agreement as Exhibit C, amending the Agreement and Plan of Merger dated March 21, 2000.

            SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company and the Company Shareholders contained in this Agreement and in the Company Disclosure Schedule shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of the Company;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Parent and Merger Sub shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of the Company;

            (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect on the Parent;

            (d) Interim Results of Operations. The Company's results of operations for the period commencing on January 1, 2001 and ending on the date on which the shareholders of Parent approve this Agreement shall be substantially the results of operations as projected by the Company for such period as reflected in Company projections furnished to Parent on January 22, 2001 and the Company and the Company Shareholders know of no reason that the Company will not substantially achieve or exceed the projected results of operations for the year ending December 31, 2001.

            (e) Employment Agreements. Parent and the Surviving Corporation shall have entered into an Employment Agreement with each of Judith H. Henkels, John F. Luther, Mary L. Kelly, Bobby R. Rhodes and Leland S. Chaffin, Jr., in the forms attached hereto as Exhibits D through H, respectively.

            (f) Termination of Shareholders' Agreement. The Company and the Company Shareholders who are parties thereto shall have executed and delivered an agreement terminating in all respects the Shareholders' Agreement among the Company and the Company Shareholders, who are individuals, dated February 11, 2000.

            SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement and the Parent Disclosure Schedule shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct could not reasonably be expected to have a Material Adverse Effect, and the Company shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of Parent;

            (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate dated as of the Closing to such effect signed by the Chief Executive Officer of Parent;

            (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement, the consummation by them of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Parent shall have been obtained and made by Parent and Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on Parent.

            (d) Employment Agreements. Each of Judith H. Henkels, John F. Luther, Mary L. Kelly, Bobby R. Rhodes and Leland S. Chaffin, Jr. shall have entered into an Employment Agreement with Parent and the Surviving Corporation, in the forms attached hereto as Exhibits D through H, respectively.

                                  ARTICLE VII

                                  TERMINATION

            SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company or Parent:

            (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

            (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2001 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

            (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under
      Section 5.4 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

            (d) by Parent or the Company if any representation or warranty of the Company, or Parent and Merger Sub, as appropriate, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.2(a) or 6.3(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided, however, that, if such Terminating Misrepresentation is curable by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(d); or

            (e) by Parent if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied (a "Company Terminating Change"), or by the Company if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied (a "Parent Terminating Change" and together with a Company Terminating Change, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided, however, that if any such Terminating Change is curable by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(e); or

            (f) by Parent or the Company upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Sections 6.2(b) or 6.3(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided, however, that, if such Terminating Breach is curable by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(f).

            SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or of any of its Affiliates, directors, officers or stockholders except as set forth in
Section 7.3 and Section 8.1. Except as provided in Section 7.3, nothing herein shall relieve any party from liability for any breach hereof.

            SECTION 7.3 Fees and Expenses. (a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, including without limitation the costs and expenses attributable to the preparation of audited and unaudited financial statements of Parent on the one hand and the Company on the other hand. Notwithstanding the foregoing, Parent shall bear all fees, costs and expenses of preparation and filing of the Proxy Statement/Prospectus and any amendments thereto and, if the Merger is consummated, the Surviving Corporation shall bear all fees and expenses of the Company and the Company's Shareholders incurred in respect of the Merger.

            (b) Upon termination of this Agreement by either Parent or the Company, the respective parties hereto may seek any and all remedies available to them under applicable law.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

            SECTION 8.1 Effectiveness of Representations, Warranties and Agreements. (a) Except as otherwise provided in this Section 8.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement and in the Disclosure Schedules shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the covenants and agreements set forth in
Article I and Section 5.6 shall survive the Effective Time and those set forth in Section 7.3 shall survive such termination.

            (b) Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

            SECTION 8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below (or at such other address, facsimile or telephone number or other Person's attention for a party as shall be specified by like notice):

            (a)   If to Parent or Merger Sub:
                  Precis Smart Card Systems, Inc.
                  2500 McGee Street, Suite 147
                  Norman, Oklahoma 73072
                  Facsimile No.:  (405) 292-4900
                  Telephone No.:  (405) 360-5354
                  Attention: Paul A. Kruger, Chief Executive Officer

            With a copy to:
                  Michael E. Dunn, Esq.
                  Dunn, Swan & Cunningham
                  2800 Oklahoma Tower
                  210 Park Avenue
                  Oklahoma City, Oklahoma 73102-5604
                  Facsimile No.:  (405) 235-9605
                  Telephone No.:  (405) 235-8318

            (b)   If to the Company:
                  The Capella Group, Inc.
                  2032 North Highway 360
                  Grande Prairie, Texas 75050
                  Facsimile No.:  (972) 606-9367
                  Telephone No.:  (972) 522-2009, ext. 280
                  Attention: Judith H. Henkels, President

                  With a copy to:
                  Dean A. Tetirick, Esq.
                  Cantey & Hanger, L.L.P.
                  2100 Burnett Plaza
                  801 Cherry Street
                  Fort Worth, Texas 76102-6899
                  Facsimile No.:  (817) 877-2807
                  Telephone No.:  (817) 877-2883

            SECTION 8.3 Certain Definitions. For purposes of this Agreement, other than Sections 2.14 and 3.14, the term:

            (a) "Affiliates" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

            (b) "Business Day" means any day other than a day on which banks in New York or Oklahoma City are required or authorized to be closed;

            (c) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

            (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

            (e) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, limited liability company, or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 10% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            SECTION 8.4 Amendment. This Agreement may be amended by the Company Shareholders and the Company's Board of Directors and the Board of Directors of Parent and Merger Sub at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 8.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Agreement, time shall be of the essence.

            SECTION 8.6 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article or Schedule refers to a Section or Article of or a Schedule to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day and (g) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its Affiliates of any condition reasonably considered by such party to be materially burdensome to such party or its Affiliates.

            SECTION 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

            SECTION 8.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

            SECTION 8.9 Assignment; Merger Sub. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned Subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

            SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Company Designees, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.6 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

            SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 8.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Oklahoma applicable to contracts executed and fully performed within the State of Oklahoma.

            SECTION 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 8.14 WAIVER OF JURY TRIAL. EACH OF THE COMPANY SHAREHOLDERS, PARENT, MERGER SUB, AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 8.15 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Oklahoma, County of Cleveland or, the State of Texas, County of Tarrant, the United States District Court for the Western District of Oklahoma or the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts

(and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

            IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Company Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


"Parent"                      PRECIS SMART CARD SYSTEMS, INC.


                              By /s/ PAUL A. KRUGER
                                ----------------------------------------------
                                    Paul A. Kruger, Chief Executive Officer

"Merger-Sub"                  PRECIS-CAPELLA GROUP ACQUISITION, INC.


                              By /s/ PAUL A. KRUGER
                                 ---------------------------------------------
                                    Paul A. Kruger, Chief Executive Officer

"Company"                     THE CAPELLA GROUP, INC.


                              By /s/ JUDITH H. HENKELS
                                ----------------------------------------------
                                    Judith H. Henkels, President


"Company Shareholders"             /s/ JUDITH H. HENKELS
                              ------------------------------------------------
                                    Judith H. Henkels


                                   /s/ JOHN F. LUTHER
                              ------------------------------------------------
                                    John F. Luther


                                   /s/ MARY L. KELLY
                              ------------------------------------------------
                                    Mary L. Kelly


                                  /s/ BOBBY R. RHODES
                              ------------------------------------------------
                                    Bobby R. Rhodes


                                  /s/ LELAND S. CHAFFIN, JR.
                              ------------------------------------------------
                                    Leland S. Chaffin, Jr.


                              TRUST UNDER THE CAPELLA GROUP,
                              INC. IMR 2001 BONUS PLAN


                              By: /s/ JUDITH H. HENKELS
                                 ---------------------------------------------
                                    Judith H. Henkels, Trustee

                              TRUST UNDER THE CAPELLA GROUP,
                              INC. EMPLOYEE 2001 BONUS PLAN

                              By: /s/ JUDITH H. HENKELS
                                 ---------------------------------------------
                                    Judith H. Henkels, Trustee

(Schedules and Exhibits Will Be Furnished Upon Request)
Company Disclosure Schedule
Parent Disclosure Schedule
Exhibit A - Shareholder Agreement
Exhibit B - Promissory Note
Exhibit C - Third Amendment to Agreement and Plan of Merger
Exhibit D through H - Employment Agreements


                                                                         Page 56